UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

WINLAND ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

1-15637 (Commission File Number)	41-0992135 (IRS Employer Identification No.)

1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Disclosure of Results of Operations and Financial Condition.

On October 30, 2007, Winland Electronics, Inc. issued a press release announcing its 2007 third quarter financial results. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer.

On October 30, 2007, the Company announced that Lorin Krueger will resign his position as Chief Executive Officer effective January 2, 2008.  The Company’s board of directors and Mr. Krueger will immediately commence a leadership transition process to identify Mr. Krueger’s successor.  The Company issued a press release on October 30, 2007 regarding Mr. Krueger’s resignation which press release is attached to this Form 8-K as Exhibit 99.2.

Separation Agreement with Mr. Krueger.

Effective October 29, 2007, the Company entered into a Separation Agreement with Mr. Krueger pursuant to which Mr. Krueger’s employment will terminate as of the close of business on January 2, 2008.  Mr. Krueger will continue as a director of the Company until the end of his term at the next annual meeting of the shareholders of the Company currently expected to occur in May 2008.  Pursuant to the Separation Agreement, the Company has agreed to pay to Mr. Krueger on or before the close of business on January 3, 2008, a lump sum of $196,625, equal to 13 months of Mr. Krueger’s current base salary, subject to required and authorized deductions and withholdings.  In addition, the Separation Agreement provides that the Company shall pay (i) the Company’s share of COBRA coverage for Mr. Krueger for six months, (ii) the Company’s regular Health Savings Account contribution for 2008 of approximately $2,500; (iii) the cash equivalent of all accrued, unused paid time off to which Mr. Krueger is entitled, permitting contributions therefrom to the Company’s Health Savings Account and 401(k) plans to the extent allowed by the plans; (iv) the Company’s matching contribution to the 401(k) plan for 2008 for Mr. Krueger according to the plan terms; (v) reasonable legal fees up to $1,000 as needed to facilitate the sale of Mr. Krueger’s stock in the Company; (vi) reasonable professional fees of up to $1,000 to reimburse Mr. Krueger for fees incurred in the preparation of his 2007 tax return; and (vii) up to $5,000 to reimburse Mr. Krueger for career transition services as well as club dues and sporting event tickets.  The Separation Agreement also includes a release by Mr. Krueger of any claims that he may have against the Company as of the date of the Agreement.

Mr. Krueger is entitled by law to rescind the Separation Agreement at any time within fifteen (15) days of October 29, 2007.

The Separation Agreement is attached to this Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements: None.

(b) Pro forma financial information: None.

(c) Shell company transactions: None.

(d) Exhibits:

10.1 Separation agreement between the Company and Lorin E. Krueger dated October 29, 2007
99.1 Press release dated October 30, 2007 announcing Winland's financial results for the period ended September 30, 2007
99.2 Press release dated October 30, 2007 announcing Lorin Krueger's resignation effective January 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2007

WINLAND ELECTRONICS, INC.
By:	/s/ Lorin E. Krueger
Lorin E. Krueger
President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
October 30, 2007	1-15637

WINLAND ELECTRONICS, INC.

EXHIBIT NO.	ITEM

10.1	Separation agreement between the Company and Lorin E. Krueger dated October 29, 2007
99.1	Press release dated October 30, 2007 announcing Winland's financial results for the period ended September 30, 2007
99.2	Press release dated October 30, 2007 announcing Lorin Krueger's resignation effective January 2, 2008